Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 6, 2020, is executed by and among APOGEE ENTERPRISES, INC., a Minnesota corporation (the “Borrower”), the Lenders (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”).

BACKGROUND

A.    The Borrower, the lenders party thereto (“Lenders”), the Administrative Agent and the other named agents are party to that certain Third Amended and Restated Credit Agreement dated as of June 25, 2019, as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of April 6, 2020 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.    The parties wish to amend the Credit Agreement as provided herein.

C.    The Borrower, the Administrative Agent and the Lenders are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2.    Amendments to the Credit Agreement. As of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1.    Section 1.1 of the Credit Agreement is hereby amended by:

(i)	deleting the table in the definition of “Applicable Margin” and replacing it with the following:

		Interest Margin for Revolving Loans		Interest Margin for Term Loans
Level	Leverage Ratio	LIBOR Rate Loans	Base Rate Loans	LIBOR Rate Loans	Base Rate Loans	Commitment Fee
I	Less than 1.00 to 1.00	1.125%	0.125%	1.375%	0.375%	0.15%
II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	1.25%	0.25%	1.50%	0.50%	0.175%

		Interest Margin for Revolving Loans		Interest Margin for Term Loans
Level	Leverage Ratio	LIBOR Rate Loans	Base Rate Loans	LIBOR Rate Loans	Base Rate Loans	Commitment Fee
III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.375%	0.375%	1.625%	0.625%	0.225%
IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.50%	0.50%	1.75%	0.75%	0.275%
V	Greater than or equal to 2.50 to 1.00	1.75%	0.75%	2.00%	1.00%	0.325%

(ii)	deleting the last paragraph in the definition of “LIBOR” and replacing it in its entirety as follows:

Notwithstanding the foregoing, (x) in no event shall LIBOR (including, any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

(iii)	restating the definition of “EEA Resolution Authority” in its entirety as follows:

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(iv)	restating the definition of “Security Documents” in its entirety as follows:

“Security Documents” shall mean the collective reference to the Subsidiary Guaranty Agreement, and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any Property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(v)	restating the definition of “Term Loan Maturity Date” in its entirety as follows:

“Term Loan Maturity Date” shall mean June 25, 2024.

(vi)	restating the definition of “Write-Down and Conversion Powers” in its entirety as follows:

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(vii)	deleting the definitions of “Collateral Agreement”, “Declining Lender” “Extending Lender”, “Extension Request”, “Response Date”, and “UCC” in their entirety; and

(viii)

adding the following new definitions of “Affected Financial Institution”, “Resolution Authority”, “Revolving Credit Declining Lender”, “Revolving Credit Extending Lender”, “Revolving Credit Extension Request”, “Revolving Credit Response Date”, “Second Amendment Effective Date”, “Term Loan Declining Lender”, “Term Loan Extending Lender”, “Term Loan Extension Request”, “Term Loan Response Date”, “UK Financial Institution” and “UK Resolution Authority” in correct alphabetical order:

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolver Declining Lender” has the meaning assigned thereto in Section 2.7(b).

“Revolver Extending Lender” has the meaning assigned thereto in Section 2.7(a).

“Revolver Extension Request” has the meaning assigned thereto in Section 2.7(a).

“Revolver Response Date” has the meaning assigned thereto in Section 2.8(a).

“Second Amendment Effective Date” shall mean November 6, 2020.

“Term Loan Declining Lender” has the meaning assigned thereto in Section 2.7(b).

“Term Loan Extending Lender” has the meaning assigned thereto in Section 2.7(a).

“Term Loan Extension Request” has the meaning assigned thereto in Section 2.7(a).

“Term Loan Response Date” has the meaning assigned thereto in Section 2.8(a).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

2.2.    Section 1.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 1.4     [Intentionally omitted.]

2.3.    Section 1.6 of the Credit Agreement is hereby amended by deleting the reference therein to “UCC,”.

2.4.    Sections 2.8 and 2.9 of the Credit Agreement are hereby amended and restated in their entirety as follows:

SECTION 2.8     Extension of Revolver Maturity Date.

(a)    On no more than two (2) occasions from and after the Second Amendment Effective Date but prior to the Revolver Maturity Date, the Borrower may request an extension of the Revolver Maturity Date for a period of one additional year by submitting a request for an extension to the Administrative Agent (a “Revolver Extension Request”) no earlier than 90 days, but no later than 30 days prior to any anniversary of the Restatement Closing Date. The Revolver Extension Request must specify the new Revolver Maturity Date requested by the Borrower and the date as of which the Revolving Credit Lenders must respond to the Revolver Extension Request, which date shall not be less than 20 days prior to the applicable anniversary date (the “Revolver Response Date”). Promptly upon receipt of a Revolver Extension Request, the Administrative Agent shall notify each Revolving Credit Lender of the contents thereof and shall request each Revolving Credit Lender to approve the Revolver Extension Request. Each Revolving Credit Lender may, in its sole and absolute discretion, approve or deny any Revolver Extension Request. Each Revolving Credit Lender approving the Revolver Extension Request (a “Revolver Extending Lender”) shall deliver its written consent no later than the Revolver Response Date and any Revolving Credit Lender which has not responded to such Extension Request by the Revolver Response Date shall be deemed to have declined it. The Administrative Agent shall provide written notice to the Borrower of the Revolving Credit Lenders’ response no later than 5 days prior to the applicable anniversary date. The Revolver Extending Lenders’ Revolving Credit Commitments (and the Revolver Maturity Date) shall be extended for one additional year after the Revolver Maturity Date in effect at the time the Revolver Extension Request is received, including the Revolver Maturity Date as one of the days in the calculation of the days elapsed; provided that (i) at least 50% of the Revolving Credit Commitment amount is extended or otherwise committed to by Revolver Extending Lenders and any new lenders and (ii) the Borrower has delivered to the Administrative Agent (x) an Officer’s Certificate dated as of the Revolver Maturity Date in effect at the time the Revolver Extension Request is received certifying that (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists and (y) customary corporate authorization documents reasonably requested by the Administrative Agent. Otherwise, the Revolver Maturity Date shall not be extended.

(b)    The Commitment of any Revolving Credit Lender that declines a Revolver Extension Request or fails to approve a Revolver Extension Request on or prior to the Revolver Response Date (a “Revolver Declining Lender”) shall be terminated on the Revolver Maturity Date in effect at the time such Revolver Extension Request is received (without regard to any extension by other Lenders) and the Borrower shall pay to such Revolver Declining Lender all principal, interest, fees and other amounts owing to such Revolver Declining Lender on the Revolver Maturity Date in effect at the time such Revolver Extension Request is received (without regard to any extension by other Lenders). The Borrower shall have the right, on or prior to the applicable anniversary date, to replace any Revolver Declining Lender with a third party financial institution reasonably acceptable to the Administrative Agent and the Borrower in the manner set forth in Section 4.12(b).

SECTION 2.9     Extension of Term Loan Maturity Date.

(a)    On no more than two (2) occasions from and after the Second Amendment Effective Date but prior to the Term Loan Maturity Date, the Borrower may request an extension of the Term Loan Maturity Date for a period of one additional year by submitting a request for an extension to the Administrative Agent (a “Term Loan Extension Request”) no earlier than 90 days, but no later than 30 days prior to any anniversary of the Restatement Closing Date. The Term Loan Extension Request must specify the new Term Loan Maturity Date requested by the Borrower and the date as of which the Term Loan Lenders must respond to the Term Loan Extension Request, which date shall not be less than 20 days prior to the applicable anniversary date (the “Term Loan Response Date”). Promptly upon receipt of a Term Loan Extension Request, the Administrative Agent shall notify each Term Loan Lender of the contents thereof and shall request each Term Loan Lender to approve the Term Loan Extension Request. Each Term Loan Lender may, in its sole and absolute discretion, approve or deny any Term Loan Extension Request. Each Term Loan Lender approving the Term Loan Extension Request (a “Term Loan Extending Lender”) shall deliver its written consent no later than the Term Loan Response Date and any Term Loan Lender which has not responded to such Term Loan Extension Request by the Term Loan Response Date shall be deemed to have declined it. The Administrative Agent shall provide written notice to the Borrower of the Term Loan Lenders’ response no later than 5 days prior to the applicable anniversary date. The Extending Lenders’ Term Loan Commitments (and the Term Loan Maturity Date) shall be extended for one additional year after the Term Loan Maturity Date in effect at the time the Term Loan Extension Request is received, including the Term Loan Maturity Date as one of the days in the calculation of the days elapsed; provided that (i) at least 50% of the Term Loan Commitment amount is extended or otherwise committed to by Term Loan Extending Lenders and any new lenders and (ii) the Borrower has delivered to the Administrative Agent (x) an Officer’s Certificate dated as of the Term Loan Maturity Date in effect at the time the Term Loan Extension Request is received certifying that (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists and (y) customary corporate authorization documents reasonably requested by the Administrative Agent. Otherwise, the Term Loan Maturity Date shall not be extended.

(b)    The Commitment of any Term Loan Lender that declines a Term Loan Extension Request or fails to approve a Term Loan Extension Request on or prior to the Term Loan Response Date (a “Declining Lender”) shall be terminated on the Term Loan Maturity Date in effect at the time such Term Loan Extension Request is received (without regard to any extension by other Lenders) and the Borrower shall pay to such Term Loan Declining Lender all principal, interest, fees and other amounts owing to such Term Loan Declining Lender on the Term Loan Maturity Date in effect at the time such Term Loan Extension Request is received (without regard to any extension by other Lenders). The Borrower shall have the right, on or prior to the applicable anniversary date, to replace any Term Loan Declining Lender with a third party financial institution reasonably acceptable to the Administrative Agent and the Borrower in the manner set forth in Section 4.12(b).

2.5.    Section 4.10(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)    Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

2.6.    Section 4.13(a)(ii)(C)(1)(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(x) such Incremental Term Loan shall constitute an increase to the principal amount of an existing Term Loan with a maturity date equal to the Term Loan Maturity Date;

2.7.    Section 7.12(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)    The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

2.8.    Section 7.14(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)    [Intentionally omitted.]

2.9.    Section 8.4(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(l)    Investments in Subsidiaries; provided, that if such Subsidiary is a Domestic Subsidiary, such Subsidiary has executed a Subsidiary Guaranty Agreement to the extent required by Section 7.14;

2.10.    Section 11.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, or mailed by certified or registered mail as follows:

If to the Borrower:	Apogee Enterprises, Inc.
4400 West 78th Street, Suite 520
Minneapolis, MN 55435
Attention: Gary Johnson
Telephone No.: (952) 487-7542
E-mail: gjohnson@apog.com

If to Wells Fargo as Administrative Agent:	Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703

With copies to:	Wells Fargo Bank, National Association
Wells Fargo Center
90 South 7th Street, 15th Floor
N9305-152
Minneapolis, MN 55402
Attention of: Gregory Strauss
Telephone No.: (612) 667-7775
E-mail: gregory.j.strauss@wellsfargo.com

If to Wells Fargo as Issuing Lender:	Wells Fargo Bank, National Association
401 Linden Street, 1st Floor
Winston-Salem, NC 27101
Attention: Standby L/C Department
Telephone No.: (336) 735-3372

If to U.S. Bank as Issuing Lender:	U.S. Bank National Association
800 Nicollet Mall
Minneapolis, MN 55402
Attention: Edward Hanson
Telephone No.: (612) 303-3771
E-mail: Edward.hanson1@usbank.com

If to any Lender:	To the address of such Lender set forth on the Register.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

2.11.    Section 11.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)    waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

2.12.    Section 11.2(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(h)    release all or substantially all of the Collateral (except as otherwise specifically permitted or contemplated in this Agreement) without the written consent of each Lender;

2.13.    Section 11.3(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), Wells Fargo Securities, LLC, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Indemnitees and, if reasonably necessary, a single local counsel for the Indemnitees in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a material breach of such Indemnitee’s obligations under this Agreement, (B) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, or (C) are incurred in connection with any dispute among Indemnitees (other than a dispute against the Administrative Agent in its capacity as such) other than as a result of any act or omission by the Borrower or its Affiliates.

2.14.    Section 11.16(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lenders, the Swingline Lender and/or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that (a) nothing herein shall require the Administrative Agent or any Lender to accept electronic signatures in any form or format without its prior written consent, and (b) the Borrower agrees that, in the event this Agreement or any other agreement or document executed and delivered by the Borrower in connection herewith to the Administrative Agent or any Lender and bearing the Electronic Signature of the Borrower (each an “Electronically Signed Document”), promptly after request therefor by the Administrative Agent or such Lender, as the case may be, the Borrower will take reasonable steps to provide such requesting party with a counterpart of such Electronically Signed Document manually signed by the Borrower. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative, Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies hereof or thereof, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

2.15.    Section 11.22 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 11.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 3.    Termination of Collateral Agreement. As of the Second Amendment Effective Date (as defined below), each Lender hereby authorizes the termination of the Collateral Agreement and the release of any and all liens, encumbrances, security interests, and pledges in or on the Collateral pursuant to the Collateral Agreement; provided that such release shall not affect the obligations of any Subsidiary Guarantor pursuant to the Subsidiary Guaranty Agreement.

Section 4.    Representations and Warranties. To induce the Administrative Agent and the undersigned Lenders to execute this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and such Lenders as follows:

4.1.    the execution, delivery and performance of this Amendment have been duly authorized by all requisite action of the Borrower, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

4.2.    each of the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date); provided, that if a representation or warranty is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this provision; and

4.3.    no Event of Default or Default exists under the Credit Agreement or would exist after giving effect to this Amendment.

Section 5.    Effectiveness. This Amendment shall become effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Second Amendment Effective Date”):

5.1.    Amendment. Administrative Agent shall have received counterparts of this Amendment signed by the Administrative Agent, the Borrower and the Lenders.

5.2.    Consent and Reaffirmation Agreement. The Subsidiary Guarantors shall have executed and delivered to Administrative Agent a Consent and Reaffirmation Agreement in the form of Exhibit A attached hereto.

5.3.    Termination of Collateral Agreement. Administrative Agent shall have executed a termination agreement with respect to the Collateral Agreement.

5.4.    Legal Opinion. A favorable opinion of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower, this Amendment, the Loan Documents and such other matters as the Administrative Agent shall reasonably request and which opinion shall permit reliance by successors and permitted assigns of each of the Administrative Agent and the Lenders.

5.5.    Secretary’s Certificate. Administrative Agent shall have received from Borrower (i) its charter (or similar formation document) (or a certification by its secretary or assistant secretary that there have been no changes to its charter (or similar formation document) since delivery thereof to Administrative Agent on the Restatement Closing Date), (ii) a good standing certificate from its state of organization, (iii) its bylaws or similar formation document (or a certification from its secretary or assistant secretary that as of the date of such certificate there has been no change to its bylaws since delivery thereof to Administrative Agent on the Restatement Closing Date), (iv) resolutions of its board of directors or other governing body approving and authorizing its execution, delivery and performance of this Amendment, and (v) signature and incumbency certificates of its officers executing this Amendment, all certified by its secretary or an assistant secretary as being in full force and effect without modification.

5.6.    Payment of Fees. The Borrower shall have paid to (i) the Administrative Agent the fees set forth in that certain Fee Letter among the Borrower, Wells Fargo Securities, LLC and the Administrative Agent dated as of October 20, 2020 and (ii) U.S. Bank National Association the fees set forth in that certain Fee Letter among the Borrower and U.S. Bank National Association dated as of October 20, 2020.

Section 6.    Reference to and Effect Upon the Credit Agreement.

6.1.    Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

6.2.    Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference to the Credit Agreement contained therein or in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document for the purposes of the Credit Agreement and each other Loan Document.

Section 7.    APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 8.    Enforceability and Severability. Wherever possible, each provision in or obligation under this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision or obligation shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment.

Section 10.    Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and expenses for the Administrative Agent with respect thereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

BORROWER:

APOGEE ENTERPRISES, INC., as Borrower

By:	/s/ Gary R. Johnson

Name:	Gary R. Johnson

Title:	Senior Vice President and Treasurer

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and a Lender

By:	/s/ Greg Strauss

Name:	Greg Strauss

Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent, Issuing Lender and a Lender

By:	/s/ Peter I. Bystol

Name:	Peter I. Bystol

Title:	Senior Vice President

[Signature Page to Amendment No. 2 to Third Amended and Restated Credit Agreement]

COMERICA BANK, as a Lender

By:	/s/ Brandon Kotcher

Name:	Brandon Kotcher

Title:	Portfolio Manager & AVP

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Philip Sanfilippo

Name:	Philip Sanfilippo

Title:	Director

TRUIST BANK, as successor by merger to SunTrust Bank, as a Lender

By:	/s/ Katherine Bass

Name:	Katherine Bass

Title:	Director

[Signature Page to Amendment No. 2 to Third Amended and Restated Credit Agreement]

EXHIBIT A

CONSENT AND REAFFIRMATION

The undersigned (“Guarantors”) hereby (i) acknowledge receipt of a copy of Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of November 6, 2020 (the “Amendment”); (ii) consent to the execution and delivery thereof by Borrower; (iii) agree to be bound thereby; (iv) affirm that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations of Borrower to Administrative Agent and Lenders pursuant to the terms of that certain Third Amended and Restated Subsidiary Guaranty Agreement, dated as of June 25, 2019 (“Guaranty”), and (v) reaffirm that the Guaranty is and shall continue to remain in full force and effect. Although each of the Guarantors has been informed of the matters set forth herein and in the Amendment and has acknowledged and agreed to same, Guarantors understand that Administrative Agent and Lenders have no obligation to inform Guarantors of such matters in the future or to seek Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be governed by and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles that would require application of another law.

[signature page follows]

IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Consent and Reaffirmation under seal by their duly authorized officers, all as of the day and year first above written.

Apogee Wausau Group, Inc.

By:

Name:	Gary R. Johnson

Title:	Treasurer

Harmon, Inc.

By:

Name:	Gary R. Johnson

Title:	Treasurer

Tru Vue, Inc.

By:

Name:	Gary R. Johnson

Title:	Treasurer

Viracon Georgia, Inc.

By:

Name:	Gary R. Johnson

Title:	Treasurer

Viracon, Inc.

By:

Name:	Gary R. Johnson

Title:	Treasurer

[Signature Page to Consent and Reaffirmation]

Tubelite Inc.

By:

Name:	Gary R. Johnson

Title:	Treasurer

EFCO Corporation

By:

Name:	Gary R. Johnson

Title:	Treasurer

[Signature Page to Consent and Reaffirmation]